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                                                                   Exhibit 1(o)

                                THE PILOT FUNDS

                           DESIGNATION OF SERIES AND
                           DESIGNATION OF NEW CLASSES

        WHEREAS, Section 4.1 of the Agreement and Declaration of Trust dated July 15, 1982, as amended, (the "Declaration") of The Pilot Funds, (the "Trust") provides that the Declaration may be amended to establish and designate new series of units of beneficial interest and classes of units by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such establishment and designation and the relative rights and preferences of such series and classes;

        NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, (1) hereby amend the Declaration by designating and establishing one additional series of units to be known as the (i) "Shares of the Pilot Small Capitalization Equity Fund," such new series to have the relative rights and preferences set forth in Subsections (a) through (k) of Section 4.2 of the Declaration; (2) hereby amend the Declaration by designating and establishing three classes of the authorized but unissued units of the Fund above designated and established, to be known as Pilot Shares, Class A and Class B, each such new class to bear the expenses incurred pursuant to the Distribution Plan, if any, adopted for such class and other expenses attributable to it and otherwise to have the relative rights and preferences set forth in Subsections (a) through (k) of Section 4.2 of the Declaration; and (3) hereby determine pursuant to Section 7.3 of the Declaration that the foregoing amendment shall be effective upon filing with the office of the Secretary of State of the Commonwealth of Massachusetts.

        WITNESS our hands this 12th day of October, 1995.

/s/ J. Hord Armstrong, III                       /s/ Lee F. Fetter
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J. Hord Armstrong, III                           Lee F. Fetter


/s/ Henry O. Johnston                            /s/Nicholas G. Penniman, IV
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Henry O. Johnston                                Nicholas G. Penniman, IV


/s/ L. White Matthews, III                       /s/ David Holford Benson
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L. White Matthews, III                           David Holford Benson